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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-XXXXX) and related Prospectus of Sovereign Bancorp, Inc. and to the incorporation by reference therein of our report dated January 21, 2003 (except for Note 30, as to which the date is March 10, 2003), with respect to the consolidated financial statements of Sovereign Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                       /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
September 8, 2003